UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

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Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2007, the Board of Directors (the “Board”) of Sypris Solutions, Inc. (the “Company”) and the Compensation Committee (the “Committee”) of the Board, approved the 2007 Executive Long-Term Incentive Program (the “2007 ELTIP”), pursuant to the 2004 Sypris Equity Plan. The 2007 ELTIP is a long-term incentive program, authorizing the issuance of restricted stock to the Company’s executive officers, including its President and Chief Executive Officer, Chief Financial Officer and other named executive officers.

Twenty-five percent of the restricted stock awards under the 2007 ELTIP will vest in one-third increments on each of the third, fifth and seventh anniversaries of the grant date.

Seventy-five percent of the restricted stock awards under the 2007 ELTIP will vest in one-quarter increments on each of the first, second, third and fourth anniversaries of the achievement of a “Vesting Trigger Date.” This Vesting Trigger Date is the first business day following the Company’s achievement of a specified target for aggregate net income as measured over the previous four fiscal quarters. If no Vesting Trigger Date occurs before March 1, 2010, this portion of the restricted stock awards will be immediately forfeited.

The standard terms applicable to the 2007 ELTIP grants, is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

The information in this Form 8-K and the attached exhibits is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number     Description of Exhibit

10.1	Standard Terms of Awards for 2007 ELTIP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2007	Sypris Solutions, Inc.

	By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel & Secretary

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INDEX TO EXHIBITS

Exhibit
Number              Description

10.1                 Standard terms of awards under the 2007 Special Incentive Executive Award Program.